                                                              Exhibit 99


    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS


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         Each of Howard W. Lutnick, Chief Executive Officer, and Jeffrey M. Chertoff, Chief Financial Officer, of eSpeed, Inc., a Delaware corporation (the "Company"), hereby certifies, to the best of his knowledge, that:

         (1) The Company's periodic report on Form 10-Q for the period ended March 31, 2003 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                      * * *


CHIEF EXECUTIVE OFFICER                              CHIEF FINANCIAL OFFICER

/s/ Howard W. Lutnick                                /s/ Jeffrey M. Chertoff
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Howard W. Lutnick                                    Jeffrey M. Chertoff

Date: May 15, 2003                                   Date: May 15, 2003
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